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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we here by consent to the use of our reports (and to all references to our firm) included in or made apart of this registration statement.



                                                             ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
April 10, 1997